EXHIBIT 10.1
                        FIRST AMENDMENT TO LOAN AGREEMENT



      This First Amendment to Loan Agreement (the "Amendment") is made as of June 27, 1997 by and among Phoenix Gold International, Inc. ("Borrower") and United States National Bank of Oregon ("Bank").

      Borrower and Bank are parties to an agreement entitled Loan Agreement dated as of February 4, 1997 ("the Loan Agreement"). Borrower and Bank now wish to modify certain terms and provisions of the Loan Agreement.

      For valuable consideration, Borrower and Bank agree as follows:

     1. DEFINITIONS. Except as otherwise provided in this Amendment, terms which are capitalized in this Amendment and defined in the Loan Agreement shall have the meaning provided in Loan Agreement.

     2. ELIGIBLE ACCOUNTS ADVANCE RATE. Section 2.3 of the Loan Agreement is amended by replacing "80 percent" with "75 percent".

     3. INTEREST RATE. The chart at the end section 2.4 of the Loan Agreement is replaced in its entirety with the following:

    "Tangible Net Worth                                    Interest Rate
    -------------------                                    -------------

Greater than or equal to  $11,400,000                       Prime Rate

Greater than or equal to $11,100,000 but
 less than $11,400,000                               Prime Rate plus .75 percent

Greater than or equal to $10,700,000 but
 less than $11,100,000                              Prime Rate plus 1.50 percent

Greater than or equal to  $10,400,000 but
 less than $10,700,000                               Prime Rate plus 2.0 percent

Less than $10,400,000                                      Default Rate"

     4. FINANCIAL COVENANTS. Section 8 of the Loan Agreement is replaced in its entirety with the following:

           "(a) CURRENT RATIO. Borrower shall maintain as of each month-end set forth below, a Current Ratio of at least the following:

          Month End                            Current Ratio
          ---------                            -------------

          June 1997                               1.95:1
          July 1997                               2.00:1
         August 1997                              2.05:1
        September 1997                            2.10:1
         October 1997                             2.10:1
        November 1997                             2.10:1
        December 1997                             2.10:1

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           (b)  Minimum Tangible Net Worth.  Borrower shall maintain as of each month-end set forth below Tangible Net Worth of at least the following:

         Month End                         Tangible Net Worth
         ---------                         ------------------

         June 1997                           $10,575,000
         July 1997                           $10,700,000
        August 1997                          $10,825,000
       September 1997                        $10,950,000
        October 1997                         $10,950,000
       November 1997                         $10,950,000
       December 1997                         $10,950,000

           (c)  Maximum Inventory.   Borrower shall maintain inventory, valued
at the lower of cost or market, not to exceed the following amounts during the following time periods:

        Month-End                          Maximum Inventory
        ---------                          -----------------

        July 1997                            $8,100,000
       August 1997                           $8,000,000
      September 1997                         $8,000,000
       October 1997                          $8,000,000
      November 1997                          $8,000,000
      December 1997                          $8,000,000

           (d) Debt Service Coverage Ratio. Borrower shall maintain as of each fiscal quarter year-end set forth below a minimum Debt Service Coverage Ratio commencing October 1, 1996, measured quarterly on a cumulative basis through the fiscal quarter ending September 1997 and thereafter on a rolling four-quarter basis, of at least the ratios set forth below:


     Quarter-Ending                      Debt Service Coverage Ratio
     --------------                      ---------------------------

       June 1997                                   1.10:1
     September 1997                                1.25:1
      December 1997                                1.25:1


     5. BORROWER'S CERTIFICATE. Subsection 9(e) of the Loan Agreement is replaced in its entirety with the following: "By 4:00 p.m. each Monday a borrower's certificate in form sufficient to allow Bank to determine the amount of credit available under the Revolving Loan as of the last business day of the preceding week."

     6. CASH FLOW PROJECTION. Subsection 9(f) of the Loan Agreement is deleted.

     7. WHOLE AGREEMENT. This Amendment and the other Loan Documents (each as it may have been or is amended in writing) represent the complete and final understanding of the parties with respect to the matters addressed in those documents.

      8. WAIVER. Borrower waives and discharges any and all defenses, claims, counterclaims and offsets which Borrower may have against Bank and which have arisen or accrued through the date of this Amendment. Borrower acknowledges that Bank and Bank's employees, agents and attorneys have made no representations or promises to Borrower except as specifically reflected in this Amendment and in the written agreements which have been previously executed.
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     9. GENERAL  PROVISIONS.  To induce Bank to accept this Amendment,  Borrower makes the following representations, warranties and covenants:

           (a) Each and every recital, representation and warranty contained in this Amendment, the Loan Agreement and the other Loan Documents is correct as of the date of this Amendment.

           (b) No Event of Default or event which with the giving of notice of the passage of time (or both) would constitute an Event of Default has occurred under the Loan Agreement or the other Loan Documents.

           (c) To induce Bank to enter into this Amendment, Borrower will pay all expenses, including reasonable attorney fees, that Bank incurs in connection with the preparation of this Amendment and any related documents.

     10. EFFECT OF AMENDMENT. Except as specifically provided above, the Agreement and the other Loan Documents remain fully valid, binding, and enforceable according to their terms.

     11. DISCLOSURE. BY OREGON STATUTE (ORS 41.580), THE FOLLOWING DISCLOSURE IS
REQUIRED:

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.



UNITED STATES NATIONAL BANK OF OREGON          PHOENIX GOLD INTERNATIONAL, INC.

BY:   /s/ Daniel A. Rice                       BY:   /s/ Joseph K. O'Brien
------------------------                       ---------------------------

TITLE:  Vice President                         TITLE:  Chief Financial Officer